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                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                      OF
                         DLJ WINTHROP HIGH INCOME FUND
                                CLASS A SHARES



         The DLJ Winthrop High Income Fund (the "Fund") intends to engage in business as a separate series of DLJ Winthrop Opportunity Funds (the "Company"), which is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "Act"). The Company intends to employ Donaldson, Lufkin & Jenrette Securities Corporation and/or others as the principal underwriter and distributor (the "Distributor") of the Class A shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class A shares of the Fund.

         The Board of Trustees (the "Board") of the Company having determined that a plan of distribution containing the terms set forth herein is reasonably likely to benefit the Fund and its shareholders, the Company hereby adopts a plan of distribution for the Fund's Class A shares (the "Plan") pursuant to Rule 12b-1 under the Act on the following terms and conditions:

         1. The Company is hereby authorized to pay as distribution payments (the "Payments") in connection with the distribution of Class A shares of the Fund an aggregate amount not to exceed 0.30% per year of the average daily net assets of Class A shares of the Fund which can be raised up to .50% per year of the average daily net assets by a majority vote of the Board if, in their opinion, the raise is in the best interest of the Fund and its shareholders. Such Payments as shall be approved by the Board shall be accrued daily and paid monthly in arrears or shall be accrued and paid at such other intervals as the Board shall determine.

         2. Payments may be made by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of shares of the Fund which concept is intended to be interpreted as broadly as applicable law permits. The scope of the foregoing shall be interpreted by the Board from time to time, including the selection of those activities for which payment can be made whose decision shall be conclusive. Without in any way limiting the discretion of the Board, the following activities are hereby declared to be primarily intended to result in the sale of Class A shares of the Fund: advertising the Fund either alone or together with other funds; compensating underwriters, dealers, brokers, banks and other selling entities and sales and marketing personnel of any of them for sales of Class A shares of the Fund, whether in a lump sum or on a continuous, periodic, contingent, deferred or other basis; compensating underwriters, dealers, brokers, banks and other servicing entities and servicing personnel (including the Fund's investment adviser and its personnel) of any of them for providing services to shareholders of the Fund relating to their investment in the Fund, including assistance in connection with inquiries relating to shareholder accounts; the production and dissemination of prospectuses (including statements of additional information) of the Fund and the preparation, production and dissemination of sales, marketing and shareholder servicing materials; third party consultancy or similar expenses relating to any activity for which Payment is authorized by the Board; and the financing of any activity for which Payment is authorized by the Board.

         3. If the Board so authorizes by Board Approval (as defined below) and Disinterested Trustee Approval (as defined below), the Company may make Payments under and within the limitations of this Plan in a subsequent year with respect to activities which occurred in a prior year and for which Payments were not previously made.

         4. The Company is hereby authorized and directed to enter into appropriate written agreements with the Distributor and each other person to whom the Company intends to make any Payment, and the Distributor is hereby authorized and directed to enter into appropriate written agreements with each person to whom the Distributor intends to make any payments in the nature of a Payment. The foregoing requirement is not intended to apply to any agreement or arrangement with respect to which the party to whom Payment is to be made does not have the purpose set forth in Section 2 above (such as the printer in the case of the printing of a prospectus or a newspaper in the case of an advertisement) unless the Board determines that such an agreement or arrangement should be treated as a "related" agreement for purposes of Rule 12b-1 under the Act.

         5. Each agreement required to be in writing by Section 4 must contain the provisions required by Rule 12b-1 under the Act and must be approved by a majority of the Board ("Board Approval") and by a majority of the trustees ("Disinterested Trustee Approval") who are not "interested persons" of the Company and have no direct or indirect financial interest in the operation of the Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement.

         6. The officers, investment adviser or Distributor of the Fund, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such Payments were made.

         7. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of the Fund without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act (such as the printing of prospectuses for existing Fund shareholders), this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         8. This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may not be amended in any material respect without Board Approval and Disinterested Trustee Approval and may not be amended to increase the maximum level of Payments permitted hereunder without such approvals and further approval by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Fund only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Trustee Approval.

         9. While the Plan is in effect, the selection and nomination of the Trustees who are not "interested persons" of the Company will be committed to the discretion of such disinterested Trustees.

         10. This Plan may be terminated at any time by a vote of the Trustees who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement hereunder, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding voting securities of the Fund.

         11. For purposes of this Plan the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission thereunder and the term "vote of a majority of the outstanding voting securities" of the Fund shall mean the vote, at the annual or a special meeting of the security holders of the Fund duly called the lesser of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.

                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                      OF
                         DLJ Winthrop HIGH INCOME FUND
                                CLASS B SHARES



         The DLJ Winthrop High Income Fund (the "Fund") intends to engage in business as a separate series of DLJ Winthrop Opportunity Funds (the "Company"), which is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "Act"). The Company intends to employ Donaldson, Lufkin & Jenrette Securities Corporation and/or others as the principal underwriter and distributor (the "Distributor") of the Class B shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class B shares of the Fund.

         The Board of Trustees (the "Board") of the Company having determined that a plan of distribution containing the terms set forth herein is reasonably likely to benefit the Fund and its shareholders, the Company hereby adopts a plan of distribution for the Fund's Class B shares (the "Plan") pursuant to Rule 12b-1 under the Act on the following terms and conditions:

         1. The Company is hereby authorized to pay as distribution payments (the "Payments") in connection with the distribution of Class B shares of the Fund an aggregate amount not to exceed 1.00% per year of the average daily net assets of Class B shares of the Fund consisting of (i) an asset-based sales charge of up to .75 of 1% and (ii) a service fee of up to .25 of 1%. Such Payments as shall be approved by the Board shall be accrued daily and paid monthly in arrears or shall be accrued and paid at such other intervals as the Board shall determine.

         2. Payments may be made by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of shares of the Fund which concept is intended to be interpreted as broadly as applicable law permits. The scope of the foregoing shall be interpreted by the Board from time to time, including the selection of those activities for which payment can be made whose decision shall be conclusive. Without in any way limiting the discretion of the Board, the following activities are hereby declared to be primarily intended to result in the sale of Class B shares of the Fund: advertising the Fund either alone or together with other funds; compensating underwriters, dealers, brokers, banks and other selling entities and sales and marketing personnel of any of them for sales of Class B shares of the Fund, whether in a lump sum or on a continuous, periodic, contingent, deferred or other basis; compensating underwriters, dealers, brokers, banks and other servicing entities and servicing personnel (including the Fund's investment adviser and its personnel) of any of them for providing services to shareholders of the Fund relating to their investment in the Fund, including assistance in connection with inquiries relating to shareholder accounts; the production and dissemination of prospectuses (including statements of additional information) of the Fund and the preparation, production and dissemination of sales, marketing and shareholder servicing materials; third party consultancy or similar expenses relating to any activity for which Payment is authorized by the Board; and the financing of any activity for which Payment is authorized by the Board.

         3. If the Board so authorizes by Board Approval (as defined below) and Disinterested Trustee Approval (as defined below), the Company may make Payments under and within the limitations of this Plan in a subsequent year with respect to activities which occurred in a prior year and for which Payments were not previously made.

         4. The Company is hereby authorized and directed to enter into appropriate written agreements with the Distributor and each other person to whom the Company intends to make any Payment, and the Distributor is hereby authorized and directed to enter into appropriate written agreements with each person to whom the Distributor intends to make any payments in the nature of a Payment. The foregoing requirement is not intended to apply to any agreement or arrangement with respect to which the party to whom Payment is to be made does not have the purpose set forth in Section 2 above (such as the printer in the case of the printing of a prospectus or a newspaper in the case of an advertisement) unless the Board determines that such an agreement or arrangement should be treated as a "related" agreement for purposes of Rule 12b-1 under the Act.

         5. Each agreement required to be in writing by Section 4 must contain the provisions required by Rule 12b-1 under the Act and must be approved by a majority of the Board ("Board Approval") and by a majority of the trustees ("Disinterested Trustee Approval") who are not "interested persons" of the Company and have no direct or indirect financial interest in the operation of the Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement.

         6. The officers, investment adviser or Distributor of the Fund, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such Payments were made.

         7. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of the Fund without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act (such as the printing of prospectuses for existing Fund shareholders), this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         8. This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may not be amended in any material respect without Board Approval and Disinterested Trustee Approval and may not be amended to increase the maximum level of Payments permitted hereunder without such approvals and further approval by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Fund only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Trustee Approval.

         9. While the Plan is in effect, the selection and nomination of the Trustees who are not "interested persons" of the Company will be committed to the discretion of such disinterested Trustees.

         10. This Plan may be terminated at any time by a vote of the Trustees who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement hereunder, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding voting securities of the Fund.

         11. For purposes of this Plan the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission thereunder and the term "vote of a majority of the outstanding voting securities" of the Fund shall mean the vote, at the annual or a special meeting of the security holders of the Fund duly called the lesser of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.